UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HCW BIOLOGICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! HCW BIOLOGICS INC. 2025 Annual Meeting Vote by June 16, 2025 11:59 PM ET V73226-P31049 You invested in HCW BIOLOGICS INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 17, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 3, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Vote Virtually at the Meeting* June 17, 2025 10:00 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/HCWB2025 *Please check the meeting materials for any special requirements for meeting attendance. Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items. 1. Elect Scott T. Garrett and Gary M. Winer as Class I directors to serve for a term of three years and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Nominees: 01) Scott T. Garrett 02) Gary M. Winer Board Recommends For 2. Ratify the appointment of Crowe LLP as the independent registered public accounting firm of HCW Biologics Inc. for the fiscal year ending December 31, 2025. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Board Recommends For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings” V73227-P31049

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items 1. Elect Dr. Hing C. Wong as a Class III director to serve for a term of three years and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal. Nominee: 1a. Dr. Hing C. Wong For 2. Ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of HCW Biologics Inc. for the fiscal year ending December 31, 2024. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V36732-P09665